PLX Technology, Inc. Reports Third Quarter 2011 Financial Results

•	Record Quarterly Revenue

•	Record Design Wins in PCI Express

•	Reduced Expenses

SUNNYVALE, Calif., October 24, 2011 -- PLX Technology, Inc. (NASDAQ: PLXT), a leading global supplier of software-enriched silicon for the enterprise data center, today announced record third quarter revenues of $31.1 million and a GAAP net loss of $4.2 million, or $0.09 per share (diluted).

“While the business environment was challenging during the quarter, continued healthy demand for our differentiated product portfolio allowed us to once again achieve record revenue levels,” said Ralph Schmitt, PLX® president and CEO.  “10 Gigabit Ethernet had a strong quarter and PCI Express Gen3 had record design wins as customers are starting to gear up for the Intel Romley launch.  We also saw some seasonal strength in our storage business driven by the uptake of FireWire products used in Apple-based systems.”

Non-GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q3 2011	Q3 2010	Q2 2011
Net revenues	$31.1	$30.2	$30.7
Operating expense	$17.9	$13.8	$19.5
Operating income (loss)	$(0.3)	$4.1	$(2.2)
Net income (loss)	$(0.4)	$2.7	$(2.3)
Earnings (loss) per share (diluted)	$(0.00)	$0.07	$(0.06)

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, and amortization of acquired intangibles.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q3 2011	Q3 2010	Q2 2011
Net revenues	$31.1	$30.2	$30.7
Operating expense	$21.7	$15.3	$23.2
Operating income (loss)	$(4.1)	$2.6	$(5.9)
Net income (loss)	$(4.2)	$1.1	$(6.0)
Earnings (loss) per share (diluted)	$(0.09)	$0.03	$(0.14)

“This quarter we took steps to reduce operational costs, including announcing the divesture of our Abingdon, UK Design Center shortly after the close of the quarter,” said Schmitt.  "Further streamlining our business and focusing on PLX leadership in PCI Express and 10 Gigabit Ethernet allows us to concentrate more on the fast growing data center and cloud services markets.”

Product Highlights and Strategic Direction
During the third quarter, PLX released its third-generation 10 Gigabit Ethernet family into full production.  This milestone ushers in a fundamental shift in the global transformation of data center connectivity, from Gigabit Ethernet to 10 Gigabit Ethernet performance over standard, low-cost cabling.  The family is fabricated on a 40-nanometer process node and consists of single-, dual- and quad-port integrated 10GBase-T transceivers.  Multiple PLX customers have tested and qualified these products as they prepare for production.  With the market’s broadest 10GBase-T physical layer (PHY) portfolio in production, followed by next-generation 28nm products, PLX is well positioned to support this market as it develops.

The company also expanded its PCI Express Gen3 switch family during the quarter to eleven products with five new high-performance, feature-packed devices, compliant with the PCI Express Gen3 r1.0 Specification.  The new switches blend valuable innovation and high port counts to enable new, more powerful designs in servers, storage and communications platforms.  With the debut of these five new switches, PLX now offers Gen3 devices ranging from 12 to 48 lanes, and three to 18 ports.

“PLX was the industry’s first vendor to launch PCI Express Gen3 silicon more than one year ago and this leadership position has placed PLX at the forefront of Gen3 reference designs by worldwide CPU, GPU and endpoint vendors who have been validating their own silicon and systems using PLX Gen3 devices,” said Schmitt.  “Numerous Tier-One server and storage OEMs have multiple designs underway in products that will ramp into production the first half of 2012.”

In its commitment to superior quality and reliability, which assures designer confidence, PLX announced the inclusion of four more unique PCIe Gen2 devices on the PCI Special Interest Group’s (PCI-SIG) PCI Express 2.0 Integrators List, fully passing all key rigorous compliance testing required by leading global OEMs.  These PLX devices are ideal for cost-conscious, energy-sensitive, form-factor-restrictive markets, including digital televisions, set-top boxes, home gateways, security systems, cable modems, multi-function printers, video surveillance and numerous other control-plane and embedded applications.  The entire PLX portfolio of 26 PCIe Gen2 devices is listed as compliant and includes the industry’s deepest and most robust selection of switches.

PLX also announced its latest direct attached storage (DAS) USB 3.0-to-SATA controller has successfully passed compliance with the USB Implementers Forum (USB-IF) and is now listed on the forum’s SuperSpeed USB integrators list.  PLX has an industry-leading six devices listed on the USB-IF’s USB 3.0 integrators list and a total of 40 USB-compliant devices therein, reflecting the company’s vast experience in this globally used technology and a deep commitment to best-in-class quality that designers can trust.

PLX teamed with industry leaders, including Avago and Marvell, at the Intel Developer Forum to showcase expertise in PCIe Gen3, optical and SSD (solid-state drive) performance.  The first demonstration highlighted the data center readiness and ubiquity of PCIe.  Breaching PCIe’s dominant inner-box connectivity, PLX PCIe Gen3 switches, enabled by Avago’s fiber optic modules, extended traffic box-to-box for 30 meters over optical cable with amazing x8 connectivity at 64Gbps.  This performance alone challenges all other connectivity choices by eliminating the complicated, latency-ridden conversion of standards.  The second demonstration focused on the performance of Marvell’s SSD controllers, enabled by PLX PCIe switches, in an enterprise storage application.  Aggregate performance of four SSD cards reached an astounding 2.5 million IOPs.

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its fourth quarter 2011 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the fourth quarter ending December 31, 2011, are expected to be between $28 million and $32 million

•	Gross margins are expected to be approximately 58 percent

•
Operating expenses are expected to be approximately $22.2 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $3.9 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PDT) to discuss its third quarter financial results, as well as its fourth quarter 2011 outlook. A live webcast of the conference call will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at (800) 798-2796, using access code 36936895.  International callers may dial +1 (617) 614-6204. A recorded replay of this webcast will be available on the PLX Website beginning 5:00 p.m. (PDT) on October 24, 2011, through 11:59 p.m. (PDT) on October 31, 2011.  To listen to the replay via telephone, call (888) 286-8010 and use access code 66138463.  International callers may dial +1 (617) 801-6888.

For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary software.

About PLX Technology, Inc.
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook”, and our expectations for data center, cloud services and 10GBase-T physical layer (PHY) portfolio markets and server and storage production in the first half of 2012.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, and PLX’s quarterly reports on Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.

**********

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: (408) 774-9060
investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: (415) 222-9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amount)

		Three Months Ended
	September 30	September 30	June 30
	2011	2010	2011

Net revenues	$31,076	$30,234	$30,745
Cost of revenues	13,537	12,307	13,445
Gross margin	17,539	17,927	17,300

Operating expenses:
Research and development	11,661	7,605	13,574
Selling, general and administrative	6,856	6,570	6,678
Acquisition and restructuring related costs	699	510	485
Amortization of purchased intangible assets	2,445	648	2,444
Total operating expenses	21,661	15,333	23,181

Income (loss) from operations	(4,122)	2,594	(5,881)
Interest income and other, net	(42)	(1)	(101)

Income (loss) before provision for income taxes	(4,164)	2,593	(5,982)
Provision for income taxes	62	1,445	30

Net income (loss)	$(4,226)	$1,148	$(6,012)

Basic net income (loss) per share	$(0.09)	$0.03	$(0.14)
Shares used to compute basic per share amounts	44,537	37,098	44,526
Diluted net income (loss) per share	$(0.09)	$0.03	$(0.14)
Shares used to compute diluted per share amounts	44,537	37,683	44,526

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30	December 31
	2011	2010
ASSETS

Cash and investments	$18,259	$23,579
Accounts receivable, net	12,822	13,555
Inventories	13,078	13,318
Property and equipment, net	12,965	12,554
Goodwill	21,412	21,412
Other intangible assets	24,151	31,484
Other assets	3,255	6,069
Total assets	$105,942	$121,971

LIABILITIES

Accounts payable	$7,454	$8,783
Accrued compensation and benefits	5,900	5,266
Accrued commissions	660	514
Other accrued expenses	2,424	1,803
Short term note payable & capital lease obligations	5,810	6,066
Long term borrowings against line of credit	2,000	-
Long term note payable & capital lease obligations	1,397	1,731
Total liabilities	25,645	24,163

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	184,928	183,090
Accumulated other comprehensive loss	(127)	(148)
Accumulated deficit	(104,549)	(85,179)
Total stockholders' equity	80,297	97,808
Total liabilities and stockholders' equity	$105,942	$121,971

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except for per share data)
(not prepared in accordance with GAAP)

		Three Months Ended
	September 30	September 30	June 30
	2011	2010	2011
Net Income (Loss) Reconciliation
GAAP Net Income (Loss)	$(4,226)	$1,148	$(6,012)
Acquisition and restructuring related costs	699	510	485
Share-based compensation	671	386	784
Amortization of purchased intangible assets	2,445	648	2,444
Non-GAAP Net Income (Loss)	$(411)	$2,692	$(2,299)

Earnings (Loss) Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$(0.09)	$0.03	$(0.14)
Effect of acquisition and restructuring related costs	0.02	0.01	0.01
Effect of share-based compensation	0.02	0.01	0.02
Effect of amortization of purchased intangible assets	0.05	0.02	0.05
Non-GAAP Diluted Income (Loss) Per Share	$(0.00)	$0.07	$(0.06)

Operating Income (Loss) Reconciliation
GAAP Operating Income (Loss)	$(4,122)	$2,594	$(5,881)
Share-based compensation - COGS	11	8	12
Share-based compensation - R&D	406	155	381
Share-based compensation - SG&A	254	223	391
Acquisition and restructuring related costs	699	510	485
Amortization of purchased intangible assets	2,445	648	2,444
Non-GAAP Operating Income (Loss)	$(307)	$4,138	$(2,168)

Operating Expense Reconciliation
GAAP Operating Expenses	$21,661	$15,333	$23,181
Share-based compensation - R&D	(406)	(155)	(381)
Share-based compensation - SG&A	(254)	(223)	(391)
Acquisition and restructuring related costs	(699)	(510)	(485)
Amortization of purchased intangible assets	(2,445)	(648)	(2,444)
Non-GAAP Operating Expenses	$17,857	$13,797	$19,480

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA (Unaudited)

	Three Months Ended
	September 30	September 30	June 30
	2011	2010	2011
Net Revenues by Geography
Americas	17%	20%	17%
Asia Pacific	73%	68%	70%
Europe	10%	12%	13%

	Three Months Ended
	September 30	September 30	June 30
	2011	2010	2011
Net Revenues by Type
PCI Express Revenue	53%	48%	55%
Storage Revenue	14%	12%	11%
Network PHY Revenue	4%	*	2%
Connectivity Revenue	29%	40%	32%